Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirstwi.bank

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the Second Quarter of 2021

•	Net income of $11.5 and $23.1 million for the three and six months ended June 30, 2021
•	Earnings per common share of $1.50 and $2.99 for the three and six months ended June 30, 2021
•	Annualized return on average assets of 1.65% for the six months ended June 30, 2021, compared to 1.32% for the first half of 2020
•	Quarterly cash dividend of $0.21 per share and special one-time cash dividend of $0.29 per share declared

MANITOWOC, Wis, July 20, 2021 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $11.5 million, or $1.50 per share, for the second quarter of 2021, compared with net income of $8.3 million, or $1.11 per share, for the prior-year second quarter. For the six months ended June 30, 2021, Bank First earned $23.1 million, or $2.99 per share, compared to $15.6 million, or $2.14 per share for the same period in 2020.

Operating Results

Net interest income (“NII”) during the second quarter of 2021 was $21.8 million, down $0.3 million from the previous quarter but up $1.0 million from the second quarter of 2020. The quarter-over-quarter decline in NII was related entirely to interest income recognized on Paycheck Protection Program (“PPP”) loans. These loans produce volatile recognition of NII as discussed in the following paragraph. NII for the first six months of 2021 was $43.9 million, up from $39.4 million for the first six months of 2020.

Throughout the previous fifteen months Bank First was a very active participant in the PPP, a Small Business Administration (“SBA”) loan program aimed at supporting small business through the turbulent economic environment created by the COVID-19 pandemic (“COVID”). This program provided funds to small businesses with very favorable loan terms and allowed for forgiveness by the SBA provided the funds are utilized by the companies as stipulated by the program. Bank First originated over $381.3 million in loans to new and existing customers under this program, $127.3 million of which remained unpaid and unforgiven as of June 30, 2021. In addition to providing much needed support to these small businesses, this program produced significant income for the Bank. Origination fees collected from PPP loan originations totaled over $14.6 million. Under accounting rules, the Bank recognizes these fees as an addition to NII over the contractual life of the related loan, with any remaining fee being fully recognized into NII if the loan is paid off or forgiven prior to the original maturity date. As is the case with any institution participating in PPP originations, this accounting treatment has caused significant variations in the Bank’s NII and interest margins quarter-to-quarter based on how many PPP loans are forgiven during the period. Unrecognized PPP origination fees totaled $4.3 million at June 30, 2021, compared to $2.6 million and $7.5 million at December 31 and June 30, 2020, respectively.

NII related to purchase accounting entries, resulting from our acquisitions of other institutions over the last several years, increased net income (after tax) during the second quarter of 2021 by $0.3 million, or $0.04 per share, compared to $0.7 million, or $0.09 per share, for the second quarter of 2020. For the first six months of 2021 and 2020 the impact of these purchase loan accounting entries increased net income (after tax) by $0.7 million, or $0.09 per share, and $1.4 million, or $0.20 per share, respectively.

Net interest margin (“NIM”) was 3.37% for the second quarter of 2021, compared to 3.67% for the second quarter of 2020. The aforementioned purchase loan accounting entries added 0.08% and 0.16% to NIM for each of these periods, respectively. NIM was 3.47% for the first six months of 2021, including 0.08% from the impact of purchase accounting entries, compared to 3.74%, including 0.19% from the impact of purchase accounting entries, for the first six months of 2020.

Bank First recorded a provision for loan losses of $1.0 million during the second quarter of 2021, compared to $3.2 million during the second quarter of 2020. Provision expense was $1.9 million for the first six months of 2021 compared to $4.1 million for the same period during 2020. Recoveries of previously charged-off loans negligibly exceeded currently charged-off loans through the first six months of 2021, compared to a net recovery of previously charged-off loans totaling $0.6 million during the first six months of 2020. The provision expense recorded during the most recent quarter was primarily driven by solid loan growth, excluding reductions in PPP loan balances, during the period.

Noninterest income was $6.6 million for the second quarter of 2021, compared to $7.8 million for the second quarter of 2020. The year-over-year decline in quarterly noninterest income was driven by the sale of $36.6 million of U.S. Treasury notes during the second quarter of 2020, generating a gain on sale of $3.1 million. No similar gain occurred during the second quarter of 2021. Following the trend of the last several quarters, service charge income was strong at $1.6 million, an increase of 37.8% over the prior year second quarter. Loan servicing income totaled $1.2 million, compared to $0.2 million in the prior year second quarter. The current year second quarter included a $0.6 million positive adjustment to the value of the Bank’s mortgage servicing rights, compared to a $0.5 million negative adjustment to these rights in the prior year second quarter. Finally, net gains on sales of mortgage loans to the secondary market totaled $2.2 million during the second quarter of 2021, comparing favorably to $1.3 million during the second quarter of 2020.

Noninterest expense was $12.2 million in the second quarter of 2021, compared to $14.4 million during the second quarter of 2020. The year-over-year decline in quarterly noninterest expense was principally related to expenses resulting from Bank First’s acquisition of Tomah Bancshares, Inc., totaling $0.8 million, and the recognition of a prepayment penalty related to early repayment of $30.0 million in borrowings from the Federal Home Loan Bank of Chicago, totaling $1.3 million, both of which were one-time expenses occurring during the second quarter of 2020. Net gains on sales and valuations of other real estate owned during the second quarter of 2021 totaled $0.1 million, comparing favorably to net losses of $0.5 million during the second quarter of 2020.

Balance Sheet

Total assets were $2.82 billion at June 30, 2021, a $100.9 million increase from December 31, 2020, and up $161.0 million from June 30, 2020. Total loans were $2.23 billion at June 30, 2021, up $33.8 million from December 31, 2020, and up $110.2 million from June 30, 2020. Excluding PPP originations and repayments or forgiveness, loans grew by 14.4% over the trailing twelve months. Annualized loan growth during the second quarter of 2021, also excluding PPP activity, amounted to 12.1%. Total deposits, nearly all of which remain core deposits, were $2.45 billion at June 30, 2021, up $125.7 million from December 31, 2020, and up $183.5 million from June 30, 2020. Noninterest-bearing demand deposits comprised 32.1% of the Bank’s total core deposits at June 30, 2021, compared to 31.2% and 31.4% at December 31 and June 30, 2020, respectively.

Asset Quality

Nonperforming assets at June 30, 2021, totaled $12.6 million, down from $14.0 million and $25.0 million at the end of the fourth and second quarters of 2020, respectively. Nonperforming assets to total assets ending the second quarter of 2021 at 0.45%, down from 0.52% and 0.94% at the end of the fourth and second quarters of 2020, respectively.

Capital Position

Stockholders’ equity totaled $311.4 million at June 30, 2021, an increase of $16.6 million from the end of 2020 and $35.3 million from June 30, 2020. Strong earnings served to increase capital while being offset by dividends totaling $3.2 million during the first half of 2021 and $6.4 million during the trailing twelve months. Further reducing capital was $2.9 million used to repurchase 40,000 shares of common stock during the second quarter of 2021. Tangible book value per share of Bank First’s common stock experienced an annualized increase of 16.2% during the second quarter of 2021 and an increase during the trailing twelve months of 17.8%.

Dividend Declaration

Bank First’s Board of Directors approved both a quarterly cash dividend of $0.21 per common share and a special one-time cash dividend of $0.29 per common share. These dividends will be payable on October 6, 2021, to shareholders of record as of September 22, 2021. The special dividend was declared in response to record earnings in recent quarters which has resulted in a declining dividend payout ratio. The one-time nature of this dividend allows for flexibility moving forward if capital is required for other strategic initiatives of Bank First.

Bank First Corporation provides financial services through its subsidiary, Bank First, which was incorporated in 1894. The Bank is an independent community bank with 21 banking locations in Wisconsin. The Bank has grown through both acquisitions and de novo branch expansion. The Bank offers loan, deposit and treasury management products at each of its banking offices. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered through the Bank’s partnership with Legacy Private Trust, an alliance with Morgan Stanley and an affiliation with McKenzie Financial Services, LLC. The Bank is a co-owner of a data processing subsidiary, UFS, LLC, which provides data and technology services to banks in the Midwest. The Company employs approximately 302 full-time equivalent staff and has assets of approximately $2.8 billion. Further information about Bank First Corporation is available by clicking on the Investor Relations tab at www.BankFirstWI.bank.

# # #

Forward Looking Statements: This news release may contain certain “forward-looking statements” that represent Bank First Corporation’s expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Because of the risks and uncertainties inherent in forward looking statements, readers are cautioned not to place undue reliance on them, whether included in this news release or made elsewhere from time to time by Bank First Corporation or on its behalf. Bank First Corporation disclaims any obligation to update such forward-looking statements. In addition, statements regarding historical stock price performance are not indicative of or guarantees of future price performance.

Bank First Corporation
Consolidated Financial Summary (Unaudited)

(In thousands, except per share data)	At or for the Three Months Ended					At or for the Six Months Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Results of Operations:
Interest income	$24,003	$24,442	$27,094	$25,928	$24,382	$48,445	$47,678
Interest expense	2,189	2,339	2,623	3,003	3,586	4,528	8,239
Net interest income	21,814	22,103	24,471	22,925	20,796	43,917	39,439
Provision for loan losses	950	900	1,650	1,350	3,150	1,850	4,125
Net interest income after provision for loan losses	20,864	21,203	22,821	21,575	17,646	42,067	35,314
Noninterest income	6,574	6,210	6,744	5,115	7,764	12,784	11,661
Noninterest expense	12,221	12,225	13,972	12,202	14,438	24,446	27,179
Income before income tax expense	15,217	15,188	15,593	14,488	10,972	30,405	19,796
Income tax expense	3,669	3,674	4,063	3,534	2,676	7,343	4,234
Net income	$11,548	$11,514	$11,530	$10,954	$8,296	$23,062	$15,562

Earnings per common share - basic	$1.50	$1.49	$1.49	$1.42	$1.11	$2.99	$2.14
Earnings per common share - diluted	1.50	1.49	1.49	1.42	1.11	2.99	2.14

Common Shares:
Basic weighted average	7,653,317	7,657,301	7,659,904	7,673,572	7,395,199	7,655,738	7,212,634
Diluted weighted average	7,668,740	7,677,976	7,682,101	7,691,326	7,405,995	7,674,993	7,271,192
Outstanding	7,688,795	7,729,216	7,709,497	7,729,762	7,733,457	7,688,795	7,733,457

Noninterest income / noninterest expense:
Service charges	$1,596	$1,467	$1,586	$1,343	$1,158	$3,063	$2,074
Income from Ansay	723	725	169	970	710	1,448	1,601
Income from UFS	663	366	599	720	850	1,029	1,747
Loan servicing income	1,178	505	194	538	226	1,683	688
Net gain on sales of mortgage loans	2,187	2,811	2,214	1,304	1,332	4,998	1,792
Net gain on sales of securities	-	-	-	-	3,233	-	3,233
Noninterest income from strategic alliances	28	17	26	16	16	45	33
Other noninterest income	199	319	1,956	224	239	518	493
Total noninterest income	$6,574	$6,210	$6,744	$5,115	$7,764	$12,784	$11,661

Personnel expense	$7,121	$7,091	$7,604	$6,609	$6,608	$14,212	$13,060
Occupancy, equipment and office	968	1,210	1,352	1,171	921	2,178	2,196
Data processing	1,358	1,393	1,519	1,463	1,334	2,751	2,533
Postage, stationery and supplies	131	197	204	219	277	328	449
Net (gain) loss on sales and valuations of other real estate owned	(73)	(133)	(16)	(32)	467	(206)	1,443
Advertising	53	49	61	41	69	102	124
Charitable contributions	152	126	214	110	127	278	250
Outside service fees	804	755	1,029	888	1,394	1,559	2,195
Amortization of intangibles	351	351	522	418	362	702	696
Penalty for early extinguishment of debt	-	-	-	-	1,323	-	1,323
Other noninterest expense	1,356	1,186	1,483	1,315	1,556	2,542	2,910
Total noninterest expense	$12,221	$12,225	$13,972	$12,202	$14,438	$24,446	$27,179

Period-end balances:
Cash and cash equivalents	$251,071	$261,174	$170,219	$80,752	$177,231	$251,071	$177,231
Investment securities available-for-sale, at fair value	153,818	167,940	165,039	173,334	174,067	153,818	174,067
Investment securities held-to-maturity, at cost	5,912	5,918	6,669	6,670	9,579	5,912	9,579
Loans	2,225,217	2,228,892	2,191,460	2,193,228	2,115,023	2,225,217	2,115,023
Allowance for loan losses	(19,547)	(18,531)	(17,658)	(16,318)	(16,071)	(19,547)	(16,071)
Premises and equipment	43,503	43,606	43,183	41,186	39,645	43,503	39,645
Goodwill and other intangibles, net	64,440	64,288	64,639	65,110	65,559	64,440	65,559
Other assets	94,536	92,912	94,465	95,285	92,878	94,536	92,878
Total assets	2,818,950	2,846,199	2,718,016	2,639,247	2,657,911	2,818,950	2,657,911

Deposits	2,446,654	2,448,035	2,320,963	2,271,040	2,263,145	2,446,654	2,263,145
Securities sold under repurchase agreements	21,679	47,631	36,377	23,894	57,442	21,679	57,442
Borrowings	26,697	30,467	40,969	45,657	43,721	26,697	43,721
Other liabilities	12,490	16,624	24,850	12,552	17,503	12,490	17,503
Total liabilities	2,507,520	2,542,757	2,423,159	2,353,143	2,381,811	2,507,520	2,381,811

Stockholders' equity	311,430	303,442	294,857	286,104	276,100	311,430	276,100

Book value per common share	40.50	39.26	38.25	37.01	35.70	40.50	35.70
Tangible book value per common share	32.69	31.42	30.35	29.12	27.76	32.69	27.76

Average balances:
Loans	$2,247,026	$2,196,142	$2,206,207	$2,140,008	$2,034,738	$2,221,715	$1,889,657
Interest-earning assets	2,633,850	2,547,783	2,465,713	2,423,168	2,329,097	2,591,044	2,170,238
Total assets	2,835,580	2,750,471	2,671,967	2,626,136	2,520,882	2,793,261	2,358,772
Deposits	2,453,156	2,355,888	2,316,793	2,260,065	2,130,100	2,404,790	1,986,569
Interest-bearing liabilities	1,723,395	1,694,711	1,663,642	1,636,606	1,589,127	1,709,132	1,532,970
Goodwill and other intangibles, net	60,363	60,782	60,836	61,276	53,836	60,571	51,275
Stockholders' equity	308,201	300,331	289,916	281,656	256,529	304,288	244,999

Paycheck Protection Program ("PPP") loan information
PPP Loans (period end)	$127,277	$188,221	$172,424	$279,558	$278,149	$127,277	$278,149
PPP Loan Deferred Origination Fees (period end)	4,252	4,552	2,573	5,818	7,472	4,252	7,472
PPP Loans (average during the period)	171,036	174,242	235,325	279,337	221,138	172,653	110,569
Interest income recognized during the period (includes recognized origination fees)	1,922	2,368	3,833	2,418	2,488	4,290	2,488

Financial ratios:
Return on average assets	1.63%	1.67%	1.71%	1.67%	1.32%	1.65%	1.32%
Return on average common equity	14.99%	15.34%	15.78%	15.56%	12.94%	15.16%	12.70%
Average equity to average assets	10.87%	10.92%	10.85%	10.73%	10.18%	10.89%	10.39%
Stockholders' equity to assets	11.05%	10.66%	10.85%	10.84%	10.39%	11.05%	10.39%
Tangible equity to tangible assets	9.11%	8.72%	8.80%	8.73%	8.27%	9.11%	8.27%
Loan yield	4.13%	4.34%	4.62%	4.65%	4.66%	4.19%	4.78%
Earning asset yield	3.71%	3.95%	4.44%	4.33%	4.29%	3.82%	4.50%
Cost of funds	0.51%	0.56%	0.63%	0.73%	0.91%	0.53%	1.08%
Net interest margin, taxable equivalent	3.37%	3.57%	4.01%	3.84%	3.67%	3.47%	3.74%
Net loan charge-offs to average loans	-0.01%	0.00%	0.01%	0.20%	0.01%	0.00%	-0.03%
Nonperforming loans to total loans	0.55%	0.63%	0.57%	0.84%	1.09%	0.55%	1.09%
Nonperforming assets to total assets	0.45%	0.52%	0.52%	0.79%	0.94%	0.45%	0.94%
Allowance for loan losses to loans	0.88%	0.83%	0.81%	0.74%	0.76%	0.88%	0.76%

Bank First Corporation
Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,160,774	$88,771	4.11%	$1,917,156	$88,760	4.63%
Tax-exempt	86,252	4,065	4.71%	117,582	6,048	5.14%
Securities
Taxable (available for sale)	103,774	2,242	2.16%	109,530	2,426	2.21%
Tax-exempt (available for sale)	70,112	2,206	3.15%	68,401	2,205	3.22%
Taxable (held to maturity)	-	-	-	2,948	62	2.10%
Tax-exempt (held to maturity)	5,917	152	2.57%	9,764	268	2.74%
Cash and due from banks	207,021	190	0.09%	103,716	85	0.08%
Total interest-earning assets	2,633,850	97,626	3.71%	2,329,097	99,854	4.29%
Non interest-earning assets	220,551			205,962
Allowance for loan losses	(18,821)			(14,177)
Total assets	$2,835,580			$2,520,882
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$211,562	$251	0.12%	$197,067	$493	0.25%
Savings accounts	483,567	1,754	0.36%	346,279	1,815	0.52%
Money market accounts	660,011	2,303	0.35%	536,139	3,092	0.58%
Certificates of deposit	289,778	3,206	1.11%	372,003	6,988	1.88%
Brokered Deposits	16,174	457	2.83%	18,532	531	2.87%
Total interest bearing deposits	1,661,092	7,971	0.48%	1,470,020	12,919	0.88%
Other borrowed funds	62,303	811	1.30%	119,107	1,504	1.26%
Total interest-bearing liabilities	1,723,395	8,782	0.51%	1,589,127	14,423	0.91%
Non-interest bearing liabilities
Demand Deposits	792,064			660,080
Other liabilities	11,920			15,146
Total Liabilities	2,527,379			2,264,353
Shareholders' equity	308,201			256,529
Total liabilities & sharesholders' equity	$2,835,580			$2,520,882
Net interest income on a fully taxable equivalent basis		88,844			85,431
Less taxable equivalent adjustment		(1,349)			(1,789)
Net interest income		$87,495			$83,642
Net interest spread (3)			3.20%			3.38%
Net interest margin (4)			3.37%			3.67%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation
Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,131,670	$89,867	4.22%	$1,771,514	$85,566	4.83%
Tax-exempt	90,045	4,197	4.66%	118,143	6,057	5.13%
Securities
Taxable (available for sale)	102,179	2,448	2.40%	121,653	2,994	2.46%
Tax-exempt (available for sale)	70,694	2,232	3.16%	61,958	2,044	3.30%
Taxable (held to maturity)	-	-	-	18,236	435	2.39%
Tax-exempt (held to maturity)	6,287	159	2.53%	9,986	274	2.74%
Cash and due from banks	190,169	174	0.09%	68,748	269	0.39%
Total interest-earning assets	2,591,044	99,077	3.82%	2,170,238	97,639	4.50%
Non interest-earning assets	220,647			201,565
Allowance for loan losses	(18,430)			(13,031)
Total assets	$2,793,261			$2,358,772
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$216,498	$253	0.12%	$193,946	$1,063	0.55%
Savings accounts	459,267	1,663	0.36%	324,795	2,130	0.66%
Money market accounts	643,526	2,220	0.34%	517,476	3,817	0.74%
Certificates of deposit	303,153	3,720	1.23%	368,417	7,214	1.96%
Brokered Deposits	17,205	487	2.83%	17,056	500	2.93%
Total interest bearing deposits	1,639,649	8,343	0.51%	1,421,690	14,724	1.04%
Other borrowed funds	69,483	789	1.14%	111,280	1,844	1.66%
Total interest-bearing liabilities	1,709,132	9,132	0.53%	1,532,970	16,568	1.08%
Non-interest bearing liabilities
Demand Deposits	765,141			564,879
Other liabilities	318,988			15,924
Total Liabilities	2,793,261			2,113,773
Shareholders' equity	304,288			244,999
Total liabilities & sharesholders' equity	$3,097,549			$2,358,772
Net interest income on a fully taxable equivalent basis		89,945			81,071
Less taxable equivalent adjustment		(1,383)			(1,759)
Net interest income		$88,562			$79,312
Net interest spread (3)			3.29%			3.42%
Net interest margin (4)			3.47%			3.74%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.